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                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 1
                          TO EMPLOYEE MATTERS AGREEMENT

     AMENDMENT NO. 1 TO EMPLOYEE MATTERS AGREEMENT (this "Amendment"), dated as of September 18, 2002, by and between Plains Resources Inc., a Delaware corporation ("Plains"), and Plains Exploration & Production Company, a Delaware corporation (fka Plains Exploration & Production Company, L.P., a California limited partnership) ("Plains Exploration"). Undefined capitalized terms are defined in the Agreement (as defined below).

     WHEREAS, Plains and Plains Exploration & Production Company, L.P., a California limited partnership, entered into the Employee Matters Agreement, dated as of July 3, 2002 (the "Agreement");

     WHEREAS, on September 18, 2002, Plains Exploration & Production Company, L.P., a California limited partnership, converted into Plains Exploration;

     WHEREAS, Plains and Plains Exploration desire to enter into this Amendment to change the treatment of Plains Options upon the Distribution as set forth herein;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties hereby agree as follows:

     1. The following definitions shall be added to Article I of the Agreement:

     "Distribution Ratio" means the number of shares of Spinco common stock each holder of Plains common stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution determined by multiplying the number of shares of Plains common stock held by such holder on the Record Date by a fraction, the numerator of which is the number of shares of Spinco common stock beneficially owned by Plains on the Record Date and the denominator of which is the number of shares of Plains common stock outstanding on the Record Date.

     "Plains Stock Value" means the closing price (with dividend) of a share of Plains common stock on the Distribution Date as reported on the NYSE.

     "Spinco SAR" means the right to receive an appreciation value of a share of Spinco common stock pursuant to a plan providing such benefits to be established by Spinco pursuant to Section 2.04 and ARTICLE VI.

     "Spinco Stock Value" means the closing price of a share of Spinco common stock on the Distribution Date as reported on the NYSE."

     2. Sections 6.01 and 6.02 of the Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

     "Section 6.01 Plains Options. Outstanding Plains Options granted prior to the Distribution Date that are unexercised and unexpired as of the Distribution Date shall be replaced

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with two securities, one an Adjusted Plains Option and one a Spinco SAR as
follows. With respect to each Adjusted Plains Option, (i) the number of shares of Plains common stock subject to such Adjusted Plains Option shall equal the number of shares of Plains common stock subject to the Plains Option immediately before the Distribution Date, and (ii) the per-share exercise price of such Adjusted Plains Option shall equal the per-share exercise price of the Plains Option immediately prior to the Distribution Date multiplied by (the "Plains Price Adjustment Factor") 1 minus a fraction, the numerator of which is the Distribution Ratio multiplied by the Spinco Stock Value and the denominator of which is the Plains Stock Value. With respect to each Spinco SAR, (i) the number of shares of Spinco common stock subject to such Spinco SAR shall equal the number of shares of Plains common stock subject to the Plains Option immediately before the Distribution Date multiplied by the Distribution Ratio, and (ii) the per-share exercise price of such Spinco SAR shall equal the Spinco Stock Value multiplied by (the "Spinco Price Adjustment Factor") a fraction, the numerator of which is the per-share exercise price of the Plains Option immediately prior to the Distribution Date and the denominator of which is the Plains Stock Value. The exercise price per share of each such Adjusted Plains Option and Spinco SAR will be determined such that, immediately following the Distribution Date, the difference between the exercise price of each option and right and the fair market value of the shares underlying each option and right approximately equals, in the aggregate, the difference between the exercise price of each Plains Option and the fair market value per share of Plains common stock (with dividend) immediately prior to the Distribution Date. In addition, the ratio of the exercise price of the Adjusted Plains Options to the fair market value of Plains common stock immediately after the Distribution Date, and the ratio of the exercise price of the Spinco SARs to the fair market value of Spinco common stock immediately after the Distribution Date, will both approximately equal the ratio of the exercise price of the Plains Options to the fair market value of Plains common stock (with dividend) immediately prior to the Distribution Date. Employment with Spinco, and service as a member of the Spinco Board, will be treated as employment and service with Plains for purposes of the Adjusted Plains Options, and employment with Plains, and service as a member of the Plains board of directors, will be treated as employment and service with Spinco for purposes of the Spinco SARs. Other than the adjustments described in this
Section 6.01, all other terms and conditions applicable to the Plains Options (including, but not limited to, the vesting schedule) shall remain applicable to the Adjusted Plains Options and the Spinco SARs following the Distribution Date, and the Spinco SARs shall be issued pursuant to a Spinco stock incentive plan. The intent of this Section 6.01 is to preserve fixed accounting treatment with respect to the options adjusted hereunder, and to the extent possible, to preserve the qualified tax treatment of options designated as "incentive stock options". The compensation committees of Plains and Spinco shall have the ability to make any adjustments to these formulas to preserve fixed accounting treatment for outstanding options.

     6.02 Plains Restricted Shares. Except as otherwise provided in the applicable restricted stock agreement, holders of time-based awards of restricted shares of Plains common stock granted prior to the Distribution Date that are outstanding on the Distribution Date shall receive awards of restricted shares of Spinco common stock in the same ratio as Plains stockholders, but such restricted shares of Spinco common stock shall be subject to the same time-based vesting schedule and the other terms and conditions of the applicable plan under which they were granted. Employment with Spinco will be treated as employment with Plains for purposes of the awards of restricted shares of Plains common stock, and employment with

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Plains will be treated as employment with Spinco for purposes of the awards of restricted shares of Spinco common stock.

     6.03 General. The compensation committees of Plains and Spinco shall have the ability to make any adjustments with respect to any respective equity-based compensation that the respective companies have granted prior to the Distribution Date to be consistent with the intent of the provisions in this Agreement."

     3. Effect on the Agreement. Except as specifically amended or waived by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. The term "Agreement" used in the Agreement shall mean the Agreement as amended hereby.

     4. Counterparts. This Amendment may be executed in counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.


                            [Signature Page Follows]

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     IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed on its behalf by its officers thereunto duly authorized on the day and year first written above.

                              PLAINS RESOURCES INC.



                              By: /s/ John T. Raymond
                                 -----------------------------------------------
                              Name:   John T. Raymond
                              Title:  President




                              PLAINS EXPLORATION & PRODUCTION COMPANY


                              By: /s/ James C. Flores
                                 -----------------------------------------------
                              Name:   James C. Flores
                              Title:  Chairman & Chief Executive Officer

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